UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 18, 2004


                         Broadway Financial Corporation
             (Exact name of registrant as specified in its charter)

                               Delaware 95-4547287
           (State of Incorporation) (IRS Employer Identification No.)

             4800 Wilshire Boulevard, Los Angeles, California 90010
                    (Address of Principal Executive Offices)

                                 (323) 634-1700
                (Issuer's Telephone Number,Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

     Item 5. Other Events and Regulation FD Disclosure

     On March 18, 2004, Broadway Financial Corporation issued a Press Release announcing a securities purchase from Hot Creek Capital and proposed sale of securities to Cathay General Bancorp. A copy of the Press Release is attached as Exhibit 99.1.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    BROADWAY FINANCIAL CORPORATION
                                            (Registrant)


     Date:  March 18, 2004         /s/  Alvin D. Kang
                                   ---------------------------------------------
                                                   (Signature)

                                   Name:  Alvin D. Kang
                                          Chief Financial Officer



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                                  EXHIBIT INDEX



        Exhibit No.                  Exhibit                    Page No.
        -----------                  -------                    --------
           99.1                   Press Release                     4



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News Release

FOR IMMEDIATE RELEASE              Contact: Paul C. Hudson, President/CEO
                                            Alvin D. Kang, CFO
                                            (323) 634-1700
                                            www.broadwayfed.com


          BROADWAY FINANCIAL CORPORATION ANNOUNCES SECURITIES PURCHASE
             FROM HOT CREEK CAPITAL AND PROPOSED SALE OF SECURITIES
                           TO CATHAY GENERAL BANCORP

LOS ANGELES, CA - BROADWAY FINANCIAL CORPORATION (NASDAQ: BYFC) (the "Company"), the holding company for Broadway Federal Bank, f.s.b., reported today that it has purchased the holdings of Hot Creek Ventures 1, L.P. and its affiliates ("Hot Creek") in BYFC common stock, consisting of 410,312 shares, at a price of $14.00 per share and Hot Creek has agreed, with certain exceptions, not to acquire shares of BYFC stock in the future. The Company also announced it has signed a stock purchase agreement with Cathay General Bancorp ("Cathay") providing for the sale by the Company of up to 215,000 shares of BYFC common stock to Cathay at a price of $13.50 per share, subject to receipt by Cathay of required regulatory approval for the transaction, and that the Company intends to make a public tender offer for up to 183,251 shares of its common stock, constituting 10% of BYFC's common shares outstanding at December 31, 2003 at a price of $14.00 per share upon completion of the stock sale to Cathay. The agreement with Cathay contains a standstill provision under which Cathay has agreed not to acquire additional shares of BYFC stock.

The Company further reported that it has issued $6 million of subordinated debentures in a private placement for the purpose of funding the repurchase of shares from Hot Creek.

The Company believes that these transactions will be accretive to earnings per share. Broadway Federal Bank, f.s.b., will maintain its status as a well-capitalized institution under applicable government regulations after completion of the transactions.

The tender offer will be completed after Cathay makes its investment in the Company, which is expected to be within the next 60-90 days, depending on the time required for Cathay to receive regulatory approval for its investment.

BYFC shares traded in the range of $13.00 to $15.00 per share between January 1, 2004 and March 15, 2004, with an average price per share over the period of $13.87. The average daily trading volume of Broadway shares over the same period was 1,420 shares.


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Broadway  Federal Bank,  f.s.b.  is a  community-oriented  savings  bank,  which primarily originates residential mortgage loans and conducts funds acquisition in the geographic areas known as Mid-City and South Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles and one located in the nearby city of Inglewood, California.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations regarding the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, and statements regarding strategic objectives. These forward-looking statements are based upon current management expectations and involve risks and uncertainties. Actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors, including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Shareholders, analysts, and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010.

Additional  Legal Information:

This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any shares of the Company. The Company's proposed tender offer will be made solely by the Offer to Purchase, which will be mailed to shareholders. Shareholders and investors are urged to carefully read the Offer to Purchase, when it becomes available. These materials will contain important information about the offer including the various terms and conditions to the offer.

Shareholders will be able to obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase and other documents that the Company will file with the Securities and Exchange Commission at the Commission's website at www.sec.gov. Shareholders will also be able to obtain a copy of these documents, without charge, from the Company at its Investor Relations address indicated above.

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